As filed with the Securities and Exchange Commission on July 22, 2008
     Registration No. 333-128339

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOGEN IDEC INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0112644
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
14 Cambridge Center
Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

BIOGEN IDEC INC. 2008 OMNIBUS EQUITY PLAN
BIOGEN IDEC INC. 2005 OMNIBUS EQUITY PLAN
(Full title of the plan)

SUSAN H. ALEXANDER, ESQ.
Executive Vice President, General Counsel and Secretary
Biogen Idec Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142
(617) 679-2000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This post-effective amendment is being filed because the following shares that were previously reserved for issuance pursuant to the Biogen Idec Inc. 2005 Omnibus Equity Plan (the “2005 Plan”) may now be issued pursuant to the Biogen Idec Inc. 2008 Omnibus Equity Plan (the “2008 Plan”): (1) shares that remained available for grant under the 2005 Plan as of the effective date of the 2008 Plan (including shares available under such plan by reason of a predecessor plan) and (2) shares that were subject to awards under the 2005 Plan as of the effective date of the 2008 Plan but which remain unvested upon the cancellation, surrender, exchange or termination of such awards for any reason whatsoever.

PART II
Item 8. Exhibits
EXHIBIT INDEX
Ex-5 Opinion of Ropes & Gray LLP
Ex-23.1 Consent of PricewaterhouseCoopers LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 22, 2008.

BIOGEN IDEC INC.
By:	/s/ James C. Mullen
James C. Mullen
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on July 22, 2008.
     Further, we, the undersigned officers and directors of the Registrant hereby severally constitute and appoint James C. Mullen, Paul J. Clancy and Susan H. Alexander and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to the Registration Statement on Form S-8 of the Registrant to which this Post-Effective Amendment relates, including post-effective amendments to the Registration Statement, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Name	Capacity

/s/ James C. Mullen	Director, Chief Executive Officer and President
James C. Mullen	(Principal Executive Officer)

/s/ Paul J. Clancy	Executive Vice President and Chief Financial Officer
Paul J. Clancy	(Principal Financial Officer)

/s/ Michael F. MacLean	Senior Vice President, Finance and Chief Accounting Officer
Michael F. MacLean	(Principal Accounting Officer)

/s/ Bruce R. Ross	Director and Chairman of the Board of Directors
Bruce R. Ross

Director
Lawrence C. Best

Name	Capacity

/s/ Marijn E. Dekkers	Director
Marijn E. Dekkers

/s/ Alan B. Glassberg	Director
Alan B. Glassberg

/s/ Nancy L. Leaming Nancy L. Leaming	Director

/s/ Robert W. Pangia Robert W. Pangia	Director

/s/ Stelios Papadopoulos	Director
Stelios Papadopoulos

/s/ Cecil B. Pickett Cecil B. Pickett	Director

/s/ Lynn Schenk Lynn Schenk	Director

/s/ Phillip A. Sharp Phillip A. Sharp	Director

/s/ William D. Young William D. Young	Director

EXHIBIT INDEX

Exhibit	Description

5 +	Opinion of Ropes & Gray LLP.

23.1 +	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2 +	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24 +	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).

+	Filed herewith.